Execution Version

GUARANTY

This GUARANTY, is made and entered into as of December 2, 2014, by QEP RESOURCES INC., a Delaware corporation with its principal offices at 1050 17th Street, Suite 500, Denver, Colorado 80265 (“Guarantor”), in favor of TESORO LOGISTICS LP, a Delaware limited partnership, with its principal offices at 19100 Ridgewood Parkway, San Antonio, Texas 78259 (the “Beneficiary”).
RECITALS

A.
QEP Field Services Company, a Delaware corporation (the “Seller”), and Beneficiary have entered into that certain Membership Interest Purchase Agreement dated as of October 19, 2014 (as supplemented, modified, amended or replaced from time to time, the “Agreement”).

B.
The Seller and its affiliates and the Beneficiary and its affiliates are parties to certain other agreements required to be executed and delivered in connection with the Agreement (collectively with the Agreement, the “Transaction Agreements”).

C.	Guarantor is the ultimate holding company of the Seller, and as such, Guarantor has benefitted and may reasonably be expected to benefit from Beneficiary entering into the Agreement with Seller.

D.	Seller has requested that Guarantor provide this Guaranty in favor of the Beneficiary in connection with Seller’s obligations under the Agreement.
NOW, THEREFORE, in consideration of Beneficiary’s agreement to enter into the Agreement with the Seller and for then good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor does hereby covenant and agree as follows:
AGREEMENT
1.    Guaranty.

(a)    Guarantor hereby unconditionally, absolutely and (subject to the express provisions hereof with respect to termination) irrevocably guarantees the punctual payment and performance when due, whether upon demand, at stated maturity, upon acceleration or otherwise, of Seller’s obligations arising under the Transaction Agreements (including any payment obligations arising on account of the indemnification obligations of Seller under the Agreement), as the Transaction Agreements may be amended or modified by agreement in writing between Seller and the Beneficiary from time to time (collectively, the “Guaranteed Obligations”). Notwithstanding any other provision of this Guaranty to the contrary, in no event shall Guarantor’s obligations and liabilities to Beneficiary hereunder exceed Seller’s obligations and liabilities to Beneficiary as set forth in the Transaction Agreements.

(b)    Guarantor shall reimburse the Beneficiary for all sums paid to the Beneficiary by Seller with respect to such Guaranteed Obligations which the Beneficiary is subsequently required to return to Seller or a representative of Seller’s creditors as a result of Seller’s bankruptcy, insolvency, liquidation, or similar proceeding.

(c)    This Guaranty shall be a continuing guaranty of all of the Guaranteed Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Beneficiary with respect to the Guaranteed Obligations; and this Guaranty shall not be considered as wholly or partially satisfied by the payment at any time of any sum of money if any Guaranteed Obligations remain unpaid to the Beneficiary.

(d)    This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Beneficiary on the insolvency, bankruptcy or reorganization of Seller or Guarantor or otherwise, all as though such payment had not been made.

(f)    Subject to Section 2(g), if, after the closing of the transactions contemplated by the Agreement, Guarantor merges or consolidates with or into any other entity, or dissolves, liquidates, sells, assigns, transfers or otherwise disposes of all or substantially all of the assets owned by Guarantor, directly or indirectly, to any other entity, then such entity shall assume in writing all of Guarantor’s obligations under this Guaranty, and shall be deemed to have assumed all of Guarantor’s obligations under this Guaranty, and shall be directly liable to Beneficiary hereunder with respect to same, from and after the date of any such merger, consolidation, sale, assignment, transfer or disposition. Promptly following the closing of any such merger, consolidation, sale, assignment transfer or disposition, Guarantor shall provide Beneficiary with notice of such merger, consolidation, sale, assignment, transfer or disposition together with a copy of the assuming entity’s assumption of the Guarantor’s obligations hereunder.

(g)    If a disposition of assets and distribution of proceeds would result in the consolidated net worth of the Guarantor being less than three billion United States dollars ($3,000,000,000), Guarantor shall, at least ten (10) business days prior to such disposition and distribution, cause affiliates of Guarantor, which when combined with the remaining net worth of Guarantor, will have a consolidated net worth of at least three billion United States Dollars ($3,000,000,000), if such affiliates of Guarantor exist, to agree in writing to assume all of Guarantor’s obligations under this Guaranty and to be jointly and severally liable with Guarantor and directly liable to Beneficiary hereunder with respect to same.

2.    Guaranty Absolute.    The liability of Guarantor under this Guaranty shall be absolute and unconditional, and shall not be limited, lessened or discharged by any act on the part of the Beneficiary or matter or thing irrespective of, without limitation:

(a)    any incapacity or disability or lack or limitation of status or power of Seller or that Seller may not be a legal entity;

(b)    the bankruptcy or insolvency of Seller;

(c)    any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guaranteed Obligations or the rights of the Beneficiary with respect thereto;

(d)    any lack of validity or enforceability of the Transaction Agreements;

(e)    any discontinuance of or any reduction, increase or other variation of credit granted to Seller or any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment, modification, extension, renewal or waiver of or any consent to or other acquiescence in the departure from the terms of the Transaction Agreements, regardless of whether this Guaranty is in effect at such time; or

(f)    any change in the name, constitution or capacity of Seller, or Seller being merged with another entity, in which case this Guaranty shall apply to the liabilities of the resulting entity, and the term “Seller” shall include such resulting corporation;

Any account settled or stated by or between the Beneficiary and Seller shall be accepted by Guarantor in the absence of manifest error, as conclusive evidence that the balance or amount thereof thereby appearing due by Seller to the Beneficiary, is so due.

The obligations of Guarantor hereunder are several and are primary obligations for which Guarantor is the principal obligor. There are no conditions precedent to the enforcement of this Guaranty except as expressly contained herein.

It shall not be necessary for the Beneficiary, in order to enforce payment or performance by Guarantor under this Guaranty, to exhaust any of its remedies or recourse against Seller, any other guarantor, or any other person liable for the payment or performance when due and shall apply regardless of whether recovery of all such Guaranteed Obligations may be discharged or uncollectible in any bankruptcy, insolvency or other proceeding, or be otherwise unenforceable. A separate action or actions may be brought and prosecuted against Guarantor with respect to the Guaranteed Obligations whether action is brought against the Seller or whether the Seller be joined in any such action or actions; provided, however, that except for the defenses of (i) lack of authority, (ii) failure of consideration, and (iii) discharge as a result of bankruptcy, Guarantor reserves all defenses and limitations of liability of Seller in the Transaction Agreements.
3.    Waiver.    Guarantor hereby waives:
(a)notice of acceptance of this Guaranty, notice of the creation or existence of any of the Guaranteed Obligations and notice of any action by the Beneficiary in reliance hereon or in connection herewith;

(b)notice of the entry into the Transaction Agreements between Seller and the Beneficiary and notice of any amendments, supplements or modifications thereto; or any waiver or consent under the Transaction Agreements, including waivers of the payment or performance of the obligations thereunder;

(c)notice of any increase, reduction or rearrangement of Seller’s obligations under the Transaction Agreements or notice of any extension of time for the payment of any sums due and payable to the Beneficiary under the Transaction Agreements;

(d)except as expressly set forth herein, presentment, demand for payment or performance, notice of dishonor or nonpayment, protest and notice of protest or any other notice of any other kind with respect to the Guaranteed Obligations;

(e)any requirement that suit be brought against, or any other action by the Beneficiary be taken against, or any notice of default or other notice to be given to, or any demand be made on Sellers or any other person, or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against Guarantor;

(f)any other circumstance (including, without limitation, the failure to obtain from any intended guarantor, other than Guarantor, a valid guaranty and any release and discharge of any other guarantor or surety for the Guaranteed Obligations) which might otherwise constitute a defense, set-off or counterclaim available to, or a legal or equitable discharge of, Seller in respect of the Guaranteed Obligations or Guarantor in respect of this Guaranty (other than the defense of indefeasible payment in full), all of which are hereby expressly waived by Guarantor;

(g)the waiver, surrender, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Seller under the Agreement;

(h)the failure to give notice to Guarantor of the occurrence of a Default under the Agreement;

(i)the taking or the omission of any of the actions referred to in the Agreement including any acceleration of sums owing thereunder;

(j)any failure, omission, delay or lack on the part of Beneficiary to enforce, assert or exercise any right, power of remedy conferred on it in the Agreement;

(k)any duty of Beneficiary to advise Guarantor of the financial condition of the Seller and of all other circumstances bearing upon the risk of nonpayment of amounts owing under the Agreement which diligent inquiry would reveal, as Guarantor assumes responsibility for being and remaining informed regarding such conditions or any such circumstances; and

(l)if other individuals or entities are added as a “Guarantor” under this Guaranty, each person comprising Guarantor hereby waives, any rights such person has or may have under C.R.S. § 13-50-102 or § 13-50-103 (or under any corresponding future statute or rule of law in any jurisdiction) by reason of any release of fewer than all of the persons or parties comprising Guarantor.

4.    Subrogation.     Guarantor shall be subrogated to all rights of the Beneficiary against Seller in respect of any amounts paid by Guarantor pursuant to the Guaranty, provided that Guarantor waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code 11 U.S.C. § 509, or otherwise), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Beneficiary against Seller or any collateral which the Beneficiary now has or acquires, until all of the Guaranteed Obligations shall have been irrevocably and indefeasibly paid to the Beneficiary in full. If (a) Guarantor shall perform and shall make payment to the Beneficiary of all or any part of the Guaranteed Obligations, and (b) all the Guaranteed Obligations shall have been indefeasibly paid in full, the Beneficiary shall, at Guarantor’s request, execute and deliver to Guarantor appropriate documents necessary to evidence the transfer by subrogation to Guarantor of any interest in the Guaranteed Obligations resulting from such payment of Guarantor.
5.    Notices.    All notices and other communications that are required or may be given pursuant to this Guaranty must be given in writing, in English and delivered personally, by courier, by telecopy or by registered or certified mail, postage prepaid, as follows:

If to the Beneficiary:
Tesoro Logistics LP
19100 Ridgewood Parkway
San Antonio, TX 78259
Attn: Vice President, General Counsel

with a copy (which shall not constitute notice) to:
McGuireWoods LLP
600 Travis Street, Suite 7500
Houston, TX 77002
Attn: David L. Ronn

If to Guarantor:
1050 17th Street
Suite 500
Denver, Colorado 80265
Attn: General Counsel

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, 37th Floor
Houston, Texas 77002
Attn: Michael E. Dillard
Each party may change its address for notice by notice to the other parties in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.
6.    Demand and Payment.     Any demand by the Beneficiary for payment or performance hereunder shall be in writing, reference this Guaranty, reference the Guaranteed Obligations, and be signed by a duly authorized officer of the Beneficiary and delivered to Guarantor pursuant to Section 5 hereof. T~~here~~ are no other requirements of notice, presentment or demand. Guarantor shall pay, or cause to be paid, such Guaranteed Obligations within ~~ten~~ (~~10~~) business days of receipt of such demand, unless, within such ten (10) business day period, the default giving rise to such demand has been remedied.

7.    No Waiver; Remedies.     Except as to applicable statutes of limitation, no failure on the part of the Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive to any remedies provided by law.

8.    Term; Termination.    This Guaranty shall be and continue to be in full force and effect from the Effective Date (as defined immediately above the signature lines hereof) until the date the Guaranteed Obligations have been fully and indefeasibly paid. Such termination shall not release Guarantor from liability for any Guaranteed Obligations arising prior to the effective date of such termination (unless indefeasibly paid in full). If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Seller or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

9.    Assignment; Successors and Assigns.     Neither party may assign or delegate any of their respective rights or obligations hereunder without the prior written consent of the other party. Any assignment that does not comply with the terms of this Section 9 shall be deemed null and void and of no force or effect. This Guaranty shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns.

10.    Amendments, etc.    No amendment or other modification of the terms of this Guaranty shall be effective unless in writing and signed by Guarantor and the Beneficiary and stating that it is expressly intended to give effect to the applicable amendment or modification hereto. No waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless such waiver shall refer to this Guaranty, be in writing and be signed by the Beneficiary and Guarantor. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

11.    Captions.    The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions.

12.    Representations and Warranties. Guarantor represents and warrants as follows:
(a)Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to execute, deliver and perform this Guaranty.

(b)The execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene (i) Guarantor’s constitutional documents or (ii) any contractual restriction binding on Guarantor or its assets, except to the extent, in the case of clause (ii), such contravention would not have a Material Adverse Effect (as defined in the Agreement).

(c)This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against it by the Beneficiary in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general equity principals.

All of the representations and warranties of Guarantor contained herein shall survive the execution and delivery of this Guaranty.
13.    Judgment Currency.     The obligation of Guarantor hereunder to make payments in any currency of payment and account shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent to which such tender or recovery shall result in the effective receipt by the Beneficiary of the full amount of such currency of payment and account so payable and accordingly the obligation of Guarantor shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the other currency of the amount (if any) by which such effective receipt shall fall short of the full amount of such currency of payment and account so payable and shall not be affected by any judgment being obtained for any other sums due hereunder.

14.    Severability.     Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

15.    Jurisdiction.    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATED TO THIS GUARANTY SHALL BE LITIGATED IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO OR ANY COLORADO STATE COURT SITTING IN DENVER, COLORADO, SO LONG AS ONE OF SUCH COURTS SHALL HAVE SUBJECT MATTER JURISDICTION OVER SUCH SUIT, ACTION OR PROCEEDING, AND THAT ANY CAUSE OF ACTION ARISING OUT OF THIS GUARANTY SHALL BE DEEMED TO HAVE ARISEN FROM A TRANSACTION OF BUSINESS IN THE STATE OF COLORADO, AND EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, EACH PARTY AGREES THAT SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 5 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

16.    Waiver of Jury Trial.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION, AND (iii) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

17.    Governing Law.     THIS GUARANTY SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF COLORADO, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES.

[Signature page follows immediately]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer effective as of this 2nd day of December, 2014 (the “Effective Date”).

QEP RESOURCES INC., a Delaware corporation By: _/s/ Richard J. Doleshek_______________________ Name: Richard J. Doleshek Title: Executive Vice President and Chief Financial Officer

TESORO LOGISTICS LP,
a Delaware limited partnership

By: Tesoro Logistics GP, LLC, a Delaware limited liability company and its general partner

By: _/s/ Philip M. Anderson____________________
Name: Philip M. Anderson
Title: President